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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Elgin National Industries, Inc. and Subsidiary Companies on Form S-4 (File No. 333-43523) of our report dated March 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Elgin National Industries, Inc. and Subsidiary Companies as of December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
March 27, 1998